As filed with the Securities and Exchange Commission on January 11, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-0419266 (I.R.S. Employer Identification No.)

One Coldwater Creek Drive Sandpoint, Idaho (Address of principal executive offices)	83864 (Zip Code)

Amended and Restated Coldwater Creek Inc. Stock Option/Stock Issuance Plan

(Full title of the plans)

Dennis C. Pence

Chairman of the Board of Directors,

President and Chief Executive Officer

Coldwater Creek Inc.

One Coldwater Creek Drive

Sandpoint, Idaho 83864

(208) 263-2266

 (Name, address and telephone

number of agent for service)

Copy to: Blair W. White, Esq. Pillsbury Winthrop Shaw Pittman LLP 50 Fremont Street San Francisco, CA 94105 (415) 983-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share, to be issued under the Amended and Restated Coldwater Creek Inc. Stock Option/Stock Issuance Plan	3,500,000	$1.03	$3,605,000	$414

(1)

Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents the average of the high and low prices of the common stock as reported on the NASDAQ Global Market on January 6, 2012.
(3)

Computed in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the average of the high and low prices of the common stock as reported on the NASDAQ Global Market on January 6, 2012.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on July 21, 1997 (File No. 333-31699), July 29, 1998 (File No. 333-60099), February 6, 2002 (File No. 333-82260), and August 31, 2006 (File No. 333-137025) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended January 29, 2011, filed with the Commission on March 25, 2011.

(b)

Quarterly Reports on Form 10-Q for the quarters ended April 30, 2011, July 30, 2011 and October 29, 2011, filed with the Commission on June 7, 2011, September 2, 2011 and December 2, 2011, respectively.

(c)

Current Reports on Form 8-K filed with the Commission on February 1, 2011, May 17, 2011, June 16, 2011, August 31, 2011, October 18, 2011, October 19, 2011, October 26, 2011 and December 20, 2011 (except with respect to any information furnished under Item 2.02, which is not incorporated by reference herein).

(d)

The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A as filed with the Commission on December 30, 1996, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8.  Exhibits.

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (see page 3).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of Sandpoint, State of Idaho, on January 11, 2012.

COLDWATER CREEK INC.

By	/s/ James A. Bell
/s/ James A. Bell
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis C. Pence, James A. Bell and John E. Hayes, III and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dennis C. Pence	Chairman of the Board of Directors, President and Chief	January 11, 2012
Dennis C. Pence	Executive Officer (Principal Executive Officer)

/s/ James A. Bell	Senior Vice President and Chief Financial Officer	January 11, 2012
James A. Bell	(Principal Financial Officer)

/s/ Mark A. Haley	Vice President and Chief Accounting Officer (Principal	January 11, 2012
Mark A. Haley	Accounting Officer)

/s/ Michael J. Potter	Director	January 11, 2012
Michael J. Potter

/s/ James R. Alexander	Director	January 11, 2012
James R. Alexander

/s/ Jerry Gramaglia	Director	January 11, 2012
Jerry Gramaglia

/s/ Curt Hecker	Director	January 11, 2012
Curt Hecker

/s/ Kay Isaacson-Leibowitz	Director	January 11, 2012
Kay Isaacson-Leibowitz

/s/ Robert H. McCall	Director	January 11, 2012
Robert H. McCall

/s/ Frank M. Lesher	Director	January 11, 2012
Frank M. Lesher

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 3).